UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2005

The SCO Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West

Lindon, Utah 84042

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 1, 2005, The SCO Group, Inc. (the “Company”) appointed Tim Negris as its senior vice president of marketing.  Mr. Negris will receive an annual salary of $140,000 and an option to purchase 150,000 shares of common stock of the Company at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  Mr. Negris’ option will be governed by the Company’s 2004 Omnibus Stock Incentive Plan.  Mr. Negris is also eligible to participate in the Company’s 2005 employee incentive bonus program, for a maximum target bonus of up to 80% of his base salary, pro rated from his start date.

On August 8, 2005, the Company promoted Sandeep Gupta to the position of chief technology officer.  Mr. Gupta will receive an annual salary of $140,000.  Mr. Gupta will continue to be eligible to participate in the Company’s 2005 employee incentive bonus program for a maximum target bonus of up to 40% of his base salary, and he may receive an additional bonus for specific product deliverables in addition to the bonus he receives pursuant to the employee incentive bonus program.

The Company also intends to enter into, with Mr. Negris and Mr. Gupta, the Company’s standard form of indemnification agreement for executive officers and directors, the form of which has previously been filed with the Securities and Exchange Commission on May 18, 2005, as Exhibit 10.36 to the Company’s Post-Effective Amendment No. 1 to Form S-3 on Form S-1.  For more information concerning the Company’s 2005 employee incentive bonus plan, please see the Company’s Form 10-Q filed with the Securities and Exchange Commission on April 14, 2005.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

99.1	Press Release dated August 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 8, 2005

THE SCO GROUP, INC.

By:	/s/ Bert B. Young
Name:	Bert B. Young
Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated August 8, 2005.